Exhibit 10.1

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT
This bill of sale and assignment and assumption agreement is entered into on September 1, 2015 , between Marc and Michael Lasky (the "Buyers"), and Peer to Peer Network, a Nevada Corporation, (the "Seller").
The Seller owns and operates a technology business known as Psychic Friends Network (the "Business").
The Seller has agreed to sell, and the Buyers have agreed to purchase the assets of the Business.
Therefore, the parties agree as follows:
1. Sale of the Purchased Assets; Assumption of the Assumed Contracts and Liabilities. Subject to the provisions set forth in this agreement, as of date hereof, the Seller hereby sells, conveys, assigns, and transfers to the Buyer the assets set forth on Schedule 1 (the "Purchased Assets") free and clear of any and all liens and encumbrances, and the Buyer hereby accepts the sale, conveyance, assignment, and transfer of the Purchased Assets and assumes the Seller's obligations under the contracts listed on Schedule 1 (the "Assumed Contracts") and all liabilities related to the Business and the Purchased Assets after the date hereof.
2. No Other Assumption of Liabilities. Except for the Assumed Contracts, the Buyer does not assume any obligation or liability of the Seller for the Purchased Assets or the Business, or the Assumed Contracts arising before the date hereof. The Seller will not be responsible for any liability that arises from the Buyer's operation of the Business, the Purchased Assets, or the Assumed Contracts after the Effective Time.
3. Purchase Price. The purchase price for the Purchased Assets is $17,000 (the "Purchase Price"). The Buyers shall pay the Purchase Price as follows: All $17,000 shall be subtracted from the accrued compensation that is owed to Marc and Michael Lasky by Seller ($8500 from each).
4. Representations and Warranties. The Seller makes no representations or warranties in connection with the Business or Purchased Assets, which are being sold on an "as is" basis.
5. Survival. Except as otherwise provided in this agreement, the representations and promises of the parties contained in this agreement will survive (and not be affected in any respect by) the date hereof for the applicable statute of limitations as well as any investigation conducted by any party and any information which any party may receive.
6. Further Actions. At any time and from time to time after the date of this agreement: (1) the Seller shall execute and deliver or cause to be executed and delivered to the Buyers such other instruments and take such other action, all as the Buyers may reasonably request, in order to carry out the intent and purpose of this agreement; and (2) the Buyers shall execute and deliver or cause to be executed and delivered to the Seller such other instruments and take such other action, all as the Seller may reasonably request, in order to carry out the intent and purpose of this agreement.

7. Governing Law; Venue. This agreement and the transactions contemplated hereby will be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws principles) of the State of California. Any suit, action, or other proceeding brought against any of the parties to this agreement or any dispute arising out of this agreement or the transactions contemplated hereby must be brought either in the courts sitting in Los Angeles, California or in the United States District Court and by its execution and delivery of this agreement, each party accepts the jurisdiction of such courts and waives any objections based on personal jurisdiction or venue.
8. Notices. All notices and other communications under this agreement must be in writing and given by first class mail, return receipt requested, nationally recognized overnight delivery service, such as Federal Express, or personal delivery against receipt to the party to whom it is given, in each case, at the party's address set forth in this section 11 or such other address as the party may hereafter specify by notice to the other parties given in accordance with this section. Any such notice or other communication will be deemed to have been given as of the date the applicable delivery receipt for such communication is executed as received or in the case of mail, three days after it is mailed.
If to the Seller:
Peer to Peer Network
45 Central St.
Peabody, MA. 01960
Bus #    617.206.3300

If to the Buyers:
Marc Lasky
310-989-2938
marc628@sbcglobal.net

9. Miscellaneous. This agreement contains the entire agreement between the parties with respect to the subject matter hereof and all prior negotiations, writings, and understandings relating to the subject matter of this agreement are merged in and are superseded and canceled by, this agreement. This agreement may not be modified or amended except by a writing signed by the parties. This agreement is not intended to confer upon any person or entity not a party (or their successors and permitted assigns) any rights or remedies hereunder. This agreement may be signed in any number of counterparts, each of which will be an original with the same effect as if the signatures were upon the same instrument, and it may be signed electronically. The captions in this agreement are included for convenience of reference only and will be ignored in the construction or interpretation hereof. If any date provided for in this agreement falls on a day which is not a business day, the date provided for will be deemed to refer to the next business day. Any provision in this agreement that is held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction will be ineffective only to the extent of such invalidity, illegality, or unenforceability without affecting in any way the remaining provisions hereof; provided, however, that the parties will attempt in good faith to reform this agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent. The Exhibits and Schedules to this agreement are a material part of this agreement and are incorporated by reference herein.

[Signature page follows.]
Each of the undersigned has caused this bill of sale and assignment and assumption agreement to be duly executed and delivered as of the date first written above.
BUYERS:

/s/ Marc Lasky
Marc Lasky

/s/ Michael Lasky
Michael Lasky

SELLER:
Peer to Peer Network
By: /s/ Christopher Esposito
Name: Christopher Esposito
 Title: CEO

By: /s/ Scott Milbury
Name: Scott Milbury
Title: President

Schedule 1
Purchased Assets
"Purchased Assets" means all of the assets of the Seller used or useful in the operation of the Business, including the following assets:
a) all books, records, mailing lists, customer lists, advertising and promotional materials, and all other documents used by the Seller in the Business (whether in hard copy or electronic form);
b) the trade name "The Psychic Friends Network" and associated goodwill and all copyrights, patents, trademarks, trade secrets, and other intellectual property and associated goodwill for the Business;
c) the internet domain name www.psychicfriendsnetwork.com and all variants owned by the Seller used in the Business; and
d) all social media accounts, including, without limitation Facebook, Google Plus, LinkedIn, Twitter and YouTube accounts, used in the Business.